                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /x/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /x/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          IBIS TECHNOLOGY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

    [LOGO]

                                                                   April 9, 1999

Dear Stockholder,

    You are cordially invited to attend the 1999 Annual Meeting of Stockholders of Ibis Technology Corporation (the "Company") to be held at 10:00 a.m. (local time) on Thursday, May 13, 1999 at the offices of the Company, 32 Cherry Hill Drive, Danvers, Massachusetts 01923.

    At the Annual Meeting, three persons will be elected to the Board of Directors. The Company will also ask the stockholders to ratify the selection of KPMG Peat Marwick LLP as the Company's independent public accountants for the fiscal year ending December 31, 1999. The Board of Directors recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the Annual Meeting.

    We hope you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, you are urged promptly to complete, sign, date and return the enclosed proxy card in accordance with the instructions set forth on the card. This will ensure your proper representation at the Annual Meeting.

                                        Sincerely,
                                        /s/ Martin J. Reid

                                        MARTIN J. REID
                                        President and Chief Executive Officer

                            YOUR VOTE IS IMPORTANT.
                       PLEASE RETURN YOUR PROXY PROMPTLY.

                          IBIS TECHNOLOGY CORPORATION
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 13, 1999

To the Stockholders of Ibis Technology Corporation:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Ibis Technology Corporation, a Massachusetts corporation (the "Company"), will be held on Thursday, May 13, 1999 at the offices of the Company, 32 Cherry Hill Drive, Danvers, Massachusetts 01923 at 10:00 a.m. (local time) for the following purposes:

1. To elect three members to the Board of Directors to serve for a term ending in 2002 and until their successors are duly elected and qualified.

2. To consider and act upon a proposal to ratify the appointment of KPMG Peat Marwick LLP as the Company's independent public accountants for the fiscal year ending December 31, 1999.

3. To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

    The Board of Directors has fixed the close of business on March 19, 1999 as the record date for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof.

    All Stockholders are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, you are requested to complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        /s/ Debra L. Nelson
                                        ----------------------------------------

                                        Debra L. Nelson
                                        Clerk

April 9, 1999

                          IBIS TECHNOLOGY CORPORATION
                              32 CHERRY HILL DRIVE
                               DANVERS, MA 01923
                                  978-777-4247
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                              GENERAL INFORMATION

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Ibis Technology Corporation (the "Company"), a Massachusetts corporation, of proxies, in the accompanying form, to be used at the Annual Meeting of Stockholders to be held at the offices of the Company, 32 Cherry Hill Drive, Danvers, Massachusetts 01923 on Thursday, May 13, 1999 at 10:00 a.m. (local time), and any adjournments thereof (the "Meeting").

    This Proxy Statement and the accompanying proxy are being mailed on or about April 9, 1999 to all Stockholders entitled to notice of and to vote at the Meeting.

    Where the Stockholder specifies a choice on the proxy as to how his or her shares are to be voted on a particular matter, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR the election of the three nominees for director named herein, and FOR the ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent public accountants for the fiscal year ending December 31, 1999. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date. Any Stockholder who has executed a proxy but is present at the Meeting, and who wishes to vote in person, may do so by revoking his or her proxy as described in the preceding sentence. Shares represented by valid proxies in the form enclosed, received in time for use at the Meeting and not revoked at or prior to the Meeting, will be voted at the Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's common stock, par value $.008 per share ("Common Stock"), is necessary to constitute a quorum at the Meeting.

    The affirmative vote of a plurality of the shares voted affirmatively or negatively at the Meeting is required for the election of Directors. With respect to all other matters to be acted upon at the Meeting, the affirmative vote of a majority of the total number of shares voted either for or against the proposal at the Meeting is required to approve a proposal. With respect to the tabulation of votes on all matters, abstentions and broker non-votes have no effect on the vote.

    The close of business on March 19, 1999 has been fixed as the record date for determining the Stockholders entitled to notice of and to vote at the Meeting. As of the close of business on March 19, 1999, the Company had 6,929,435 shares of Common Stock outstanding and entitled to vote. Holders of Common Stock are entitled to one vote per share on all matters to be voted on by Stockholders.

    The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of Common Stock of the Company for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, telex and personal solicitation by the directors, officers or employees of the Company. No additional compensation will be paid for such solicitation. The Company has retained D. F. King & Co., Inc. to assist in the solicitation of proxies at a cost of approximately $4,000 plus reimbursement of expenses.

    The Annual Report to Stockholders for the fiscal year ended December 31, 1998 is being mailed to the Stockholders with this Proxy Statement, but does not constitute a part hereof.

                                SHARE OWNERSHIP

    The following table sets forth certain information as of March 1, 1999 concerning the ownership of Common Stock by (i) each Stockholder known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock, (ii) each current member of the Board of Directors, (iii) each executive officer and former executive officer named in the Summary Compensation Table on p. 9 hereof, and (iv) all current directors and executive officers as a group.

                                                                                                        SHARES
                                                                                                     BENEFICIALLY
                                                                                                      OWNED (1)
                                                                                                ----------------------
NAME AND ADDRESS**                                                                               NUMBER      PERCENT
----------------------------------------------------------------------------------------------  ---------  -----------
Jeffrey J. Puglisi (2)........................................................................    360,000         5.2%
  399 Park Avenue, 37(th) Floor
  New York, New York 10022
Martin J. Reid (3)............................................................................     76,000         1.1%
Angelo V. Alioto (4)..........................................................................     63,121           *
Geoffrey Ryding, Ph.D. (5)....................................................................     41,530           *
William R. Wray (6)...........................................................................     27,673           *
Richard Hodgson (7)...........................................................................     22,476           *
Peter H. Rose, Ph.D.(8).......................................................................     19,976           *
Robert L. Gable (9)...........................................................................      8,750           *
Dimitri Antoniadis, Ph.D. (10)................................................................      7,500           *
Donald F. McGuinness (10).....................................................................      7,500           *
Timothy J. Burns..............................................................................      2,000           *
Leslie B. Lewis...............................................................................         --           *
Lamberto Raffaelli............................................................................         --           *
Executive Officers and Directors as a group...................................................    400,641         5.6%
(14 Persons) (3), (4), (5), (6), (7), (8), (9), (10), (11)

------------------------

 * Represents beneficial ownership of less than 1% of the outstanding Common Stock.

** Addresses are given for beneficial owners of more than 5% of the outstanding Common Stock only.

(1) The number of shares of Common Stock issued and outstanding on March 1, 1999 was 6,879,090. The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of Common Stock issued and outstanding at March 1, 1999, plus shares of Common Stock subject to options held by such person or group at March 1, 1999 and exercisable within 60 days thereafter. The Company believes that all the persons and entities named in the Table have the sole voting and investment power with respect to all the shares as beneficially owned by them, except as noted below.

(2) This information, except the percentage beneficially owned, is as of February 12, 1999 and is based solely on a Schedule 13G/A (Amendment No. 1) filed on February 16, 1999 with the Securities and Exchange Commission by Jeffrey J. Puglisi. Mr. Puglisi claims shared voting and dispositive power with respect to 170,000 of these shares and sole voting and dispositive power with respect to the remaining 190,000 shares.

(3) Includes 70,000 shares of Common Stock that may be acquired upon the exercise of options within 60 days of March 1, 1999.

(4) Includes 620 shares held by certain family members and 40,666 shares of Common Stock that may be acquired upon the exercise of options within 60 days of March 1, 1999.

(5) Includes 7,900 shares held by certain family members.

(6) Includes 12,332 shares of Common Stock that may be acquired upon the exercise of options within 60 days of March 1, 1999.

(7) Includes 3,750 shares of Common Stock that may be acquired upon the exercise of options within 60 days of March 1, 1999.

(8) Consists of 19,976 shares of Common Stock that may be acquired upon the exercise of options within 60 days of March 1, 1999.

(9) Includes 3,750 shares of Common Stock that may be acquired upon the exercise of options within 60 days of March 1, 1999.

(10) Consists of 7,500 shares of Common Stock that may be acquired upon the exercise of options within 60 days of March 1, 1999.

(11) Includes 30,784 shares of Common Stock held directly by other executive officers of the Company and 95,331 shares of Common Stock that may be acquired upon the exercise of options within 60 days of March 1, 1999 held by such executive officers.

                                   MANAGEMENT

DIRECTORS

    The Company's Restated Articles of Organization and Restated By-Laws provide for the Company's business to be managed by or under the direction of the Board of Directors. Under the Company's Restated Articles of Organization and Restated By-Laws, the number of directors is fixed from time to time by the Board of Directors. The Board of Directors currently consists of nine members, classified into three classes as follows: Peter H. Rose, Donald F. McGuinness and Lamberto Raffaelli constitute a class with a term which expires at the upcoming Meeting (the "Class II directors"), Richard Hodgson, Geoffrey Ryding and Leslie B. Lewis constitute a class with a term ending in 2000 (the "Class III directors") and Dimitri Antoniadis, Robert L. Gable and Martin J. Reid constitute a class with a term ending in 2001 (the "Class I directors"). At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

    On November 5, 1998, the Board of Directors voted to set the size of the Board of Directors at nine and approved the appointments of Lamberto Raffaelli and Leslie B. Lewis to the Board of Directors. On February 4, 1999, the Board of Directors voted to nominate Peter H. Rose, Donald F. McGuinness and Lamberto Raffaelli for election at the Meeting for a term of three years to serve until the 2002 Annual Meeting of Stockholders, and until their respective successors have been elected and qualified. Richard Hodgson, Geoffrey Ryding and Leslie B. Lewis (Class III directors), and Dimitri Antoniadis, Robert L. Gable and Martin
J. Reid (Class I directors) will serve until the Annual Meeting of Stockholders to be held in 2000 and 2001, respectively, and until their respective successors have been elected and qualified.

    The names of the Company's current directors and certain information about them are set forth below:

                   NAME                          AGE                       POSITION
-------------------------------------------      ---      -------------------------------------------
Richard Hodgson (1)........................          82   Chairman of the Board of Directors
Martin J. Reid.............................          57   President, Chief Executive Officer and
                                                          Director
Dimitri Antoniadis, Ph.D (1)...............          52   Director
Robert L. Gable (2)........................          68   Director
Leslie B. Lewis............................          58   Director
Donald F. McGuinness (2)...................          66   Director
Lamberto Raffaelli (1).....................          48   Director
Peter H. Rose, Ph.D. (2)...................          74   Director
Geoffrey Ryding, Ph.D......................          57   Director

------------------------

(1) Member of the Audit Committee

(2) Member of the Compensation Committee

    The following is a brief summary of the background of each director of the
Company:

    RICHARD HODGSON was elected as Chairman of the Board of Ibis in December 1993 and has served as a director of the Company since May 1992. Since 1980, Mr. Hodgson has been a director of McCowan Associates, an investment management company located in New York City. Mr. Hodgson was a founder of Intel Corporation, a publicly traded corporation, where he continues to serve on the Board of Directors as a Director Emeritus. He is also a director of I-Stat Corporation, Accent Color Sciences, both of which are publicly-held, and several privately-held high-technology companies.

    MARTIN J. REID joined Ibis in December 1997 as President and Chief Executive Officer and as a director. From 1991 to 1996, Mr. Reid was President and Chief Executive Officer of Alpha Industries, a publicly-held manufacturer of a broad range of Gallium Arsenide products and silicon integrated circuits for the semiconductor industry. He served as a director of Alpha Industries from 1985 to January 1998 and of Secure Technology from 1997 to August 1998 and is currently a director of Asahi America, a publicly-held company.

    DIMITRI ANTONIADIS, PH.D. was appointed to the Board of Directors in 1996. He is a Professor of Electrical Engineering at Massachusetts Institute of Technology (MIT) and has been a member of the faculty since 1978.

    ROBERT L. GABLE was appointed to the Board of Directors in 1997. He has been a director and advisor (November 1998--present), Chairman (June 1990--July 1998) and Chief Executive Officer (June 1990-- October 1997) of Unitrode Corporation, a publicly held company. Mr. Gable is also a director of New England Business Service, Inc., a publicly-held company.

    LESLIE B. LEWIS was appointed to the Board of Directors in 1998. Since 1985, he has been President of Asahi America, Inc., a publicly-held company. He has been Chief Executive Officer of Asahi since 1989 and Chairman since 1996.

    DONALD F. MCGUINNESS was appointed to the Board of Directors in 1996. He has been the Chairman, President and Chief Executive Officer of Electronic Designs, Inc., a publicly-held company, since 1988. He is also a director of Cabletron Systems, Inc., a publicly-held company.

    LAMBERTO RAFFAELLI was appointed to the Board of Directors in 1998. Since 1994, he has been President and Chief Executive Officer of Arcom, Inc.

    PETER H. ROSE, PH.D. has served as director of the Company since 1988. He has been Vice President of Research at Orion Equipment, Inc. since 1998. In July 1993, Dr. Rose founded and became Chairman of Krytek Corporation, a manufacturer of aerosol cleaning equipment for the semiconductor industry. He is a director of Lumonics, Inc., a Canadian corporation, Ion Implant Services, Niton Corporation and Orion Equipment, Inc.

    GEOFFREY RYDING, PH.D. joined Ibis in May 1992 as President and Chief Operating Officer and as a director. In December 1993, he was elected as Chief Executive Officer of the Company. He resigned as President and Chief Executive Officer effective December 1, 1997. He has been a director of Orion Equipment, Inc. since August 1997 and President of Orion since January 1998.

    COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS

    MEETING ATTENDANCE. During the fiscal year ended December 31, 1998, there were five meetings of the Board of Directors. No director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which he served during fiscal 1998.

    AUDIT COMMITTEE. The Audit Committee, which met twice during fiscal 1998, has three members, currently Dimitri Antoniadis, Richard Hodgson and Lamberto Raffaelli (who was appointed to the Audit

Committee in November 1998). The Audit Committee reviews the engagement of the Company's independent accountants, reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits.

    COMPENSATION COMMITTEE. The Compensation Committee, which in 1998 acted by unanimous written consent pursuant to Massachusetts law, has three members, currently Peter H. Rose, Donald McGuinness and Robert L. Gable (who was appointed to the Compensation Committee in November 1998). The Compensation Committee reviews, approves and makes recommendations on the Company's compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to the success of the Company; and further, administers stock and employee benefit plans, including the Company's 1988 Stock Option Plan, the 1993 Employee, Director and Consultant Stock Option Plan (the "1993 Plan") and the 1997 Employee, Director and Consultant Stock Option Plan (the "1997 Plan").

    NOMINATING COMMITTEE. The Company does not have a standing Nominating Committee.

    COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. During 1998, the Compensation Committee had three members, Peter H. Rose, Donald McGuinness and Robert L. Gable (who was appointed to the Compensation Committee in November
1998). No executive officer or employee of the Company is a member of the Compensation Committee. Peter H. Rose is a director of a company which is a party to a transaction with the Company--see "Certain Transactions."

    COMPENSATION OF DIRECTORS

    Pursuant to the Company's 1993 Plan and 1997 Plan, each non-employee director of the Company then serving as a director is automatically granted non-qualified stock options to purchase 1,250 shares of Common Stock following each Annual Meeting of Stockholders of the Company, and any new non-employee directors will be automatically granted non-qualified stock options to purchase 1,250 shares of Common Stock upon election to the Board. These options vest in full immediately prior to the annual meeting following the date the options are granted and have an exercise price equal to the fair market value of the Common Stock on the date of grant. Non-employee directors of the Company have been automatically granted the following options under the 1993 and 1997 Plans as of December 31, 1998:

                                                                AGGREGATE    WEIGHTED AVERAGE
                          DIRECTOR                            OPTION GRANTS   EXERCISE PRICE
------------------------------------------------------------  -------------  -----------------
Richard Hodgson.............................................        6,250(1)     $    7.69
Peter H. Rose, Ph.D.........................................        6,250(1)     $    7.69
Dimitri Antoniadis, Ph.D....................................        3,750(1)     $    8.27
Donald F. McGuinness........................................        3,750(1)     $    8.27
Robert L. Gable.............................................        2,500(1)     $   11.03
Leslie B. Lewis.............................................        1,250(2)     $   10.44
Lamberto Raffaelli..........................................        1,250(2)     $   10.44

------------------------

(1) All options have vested with the exception of an option for 1,250 shares granted prior to the Company's 1998 Annual Meeting. Such option was granted at an exercise price of $12.31 per share and vests in full immediately prior to the Annual Meeting.

(2) Consists of an option automatically granted upon election to the Board of Directors in November 1998. Such option vests in full immediately prior to the Annual Meeting.

    In addition, Dr. Antoniadis and Messrs. McGuinness, Gable, Lewis and Raffaelli were each granted an option to purchase 7,500 shares upon their election to the Board of Directors in July 1996, July 1996, July 1997, November 1998 and November 1998, respectively, at exercise prices of $6.50, $6.50, $9.75, $10.44 and $10.44, respectively. Each of these options vest in three equal annual installments commencing one year from the date of grant.

    The Company pays each non-employee director (Mr. Hodgson, Dr. Rose, Dr. Antoniadis, Mr. McGuinness, Mr. Gable, Dr. Ryding, Mr. Lewis and Mr. Raffaelli) $1,000 for each meeting of the Board of Directors and committees of the Board that each of them attends and reimburses each of them for their expenses incurred in attending such meetings. In 1998, the aggregate amount of compensation and reimbursement for such expenses paid to all of these directors was approximately $31,000.

    The Company has agreed that until May 1999, Josephthal Lyon & Ross Incorporated ("Josephthal"), the underwriter of the Company's May 1994 initial public offering, shall have the right to designate one person, reasonably acceptable to the Company, for election to the Company's Board of Directors, and the Company will use its best efforts to cause the election of such person as a director of the Company. Such individual may be a director, officer, employee or affiliate of Josephthal. In the event Josephthal elects not to exercise this right to designate a person for election to the Company's Board of Directors, Josephthal may designate a person to attend meetings of the Board of Directors. To date, Josephthal has elected not to designate a person for election to the Board.

    Certain members of the Company's Board of Directors are parties to transactions with the Company. See "Certain Transactions."

EXECUTIVE OFFICERS

    The names of, and certain information regarding, executive officers of the Company who are not also directors, are set forth below. Except for the Chief Executive Officer, who has an employment agreement with the Company, all executive officers serve at the pleasure of the Board of Directors.

                NAME                       AGE                          POSITION
-------------------------------------      ---      -------------------------------------------------
Debra L. Nelson, C.P.A...............          35   Chief Financial Officer, Treasurer and Clerk
Angelo V. Alioto.....................          52   Vice President of Sales and Marketing
Julian G. Blake, Ph.D................          54   Vice President of Engineering
Bernhard F. Cordts III, Ph.D.........          47   Vice President of Wafer Technology
Robert P. Dolan......................          39   Vice President of Wafer Manufacturing

    DEBRA L. NELSON returned to Ibis in February 1998 as Chief Financial Officer, Treasurer and Clerk. From November 1996 to January 1998 Ms. Nelson was Chief Financial Officer of Rockport Trade Systems, Inc. Ms. Nelson originally joined Ibis in January 1990 and became the Controller in May 1992 and its Treasurer and Clerk in December 1993.

    ANGELO V. ALIOTO joined the Company in 1990 as a Regional Sales Manager, became Worldwide Sales Manager in 1991 and was elected as Vice President of Sales in December 1993 and Vice President of Marketing in January 1996.

    JULIAN G. BLAKE, PH.D. joined the Company in 1998 as Director of Technology. In February 1999, he was appointed Vice President of Engineering. From 1983 to 1998, Dr. Blake was Technical Director at the Flat Panel Division and Chief Scientist at the Semiconductor Equipment Operations of Eaton Corporation, a publicly-held manufacturer of highly engineered products that serve industrial, vehicle, construction, commercial and semiconductor markets.

    BERNHARD F. CORDTS, III, PH.D. joined the Company in 1988 as Process Development Manager. In January 1997, he was appointed Vice President of Wafer Technology.

    ROBERT P. DOLAN, joined the Company in 1988 as Production Manager. In January 1997, he was appointed Vice President of Wafer Manufacturing.

                             EXECUTIVE COMPENSATION

    The following table summarizes the compensation paid to or earned by the following individuals for services rendered to the Company in all capacities during the Company's last three fiscal years: (i) the Chief Executive Officer of the Company (the "CEO") as of December 31, 1998, (ii) each of the most highly compensated executive officers of the Company (other than the CEO) as of December 31, 1998 whose salary and bonus earned during fiscal 1998 exceeded $100,000 and (iii) the Company's former Chief Financial Officer (all of these current and former officers are referred to herein collectively as the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG--TERM
                                                                                       COMPENSATION
                                                                                          AWARDS
                                                                                       -------------
                                                                                        SECURITIES
                    NAME AND                         FISCAL     ANNUAL COMPENSATION     UNDERLYING       ALL OTHER
               PRINCIPAL POSITION                     YEAR      SALARY($)   BONUS($)    OPTIONS(#)    COMPENSATION($)
-------------------------------------------------  -----------  ----------  ---------  -------------  ----------------
Martin J. Reid (1)...............................        1998   $  175,000         --            --     $        900(5)
  President and Chief Executive Officer                  1997   $   20,192         --       140,000

Timothy J. Burns (2).............................        1998   $   27,950         --            --     $    108,500(3)
  Former Chief Financial Officer, Operations             1997   $  127,590  $  10,000        10,000     $        450(5)
  Manager, Treasurer and Clerk                           1996   $  120,000  $  12,000        15,000     $        450(5)

Angelo V. Alioto.................................        1998   $  119,200         --        25,000     $        420(5)
  Vice President Marketing and Sales                     1997   $  104,000         --        10,000     $        288(5)
                                                         1996   $   97,000         --        15,000     $        270(5)

William R. Wray (4)..............................        1998   $  116,500         --        25,000     $        387(5)
  Former Vice President Engineering                      1997   $  101,600         --         5,000     $        567(5)
                                                         1996   $   99,200         --         7,500     $        279(5)

------------------------

(1) Mr. Reid was appointed President and Chief Executive Officer effective December 1, 1997 with an annual base salary of $175,000.

(2) Mr. Burns left the employment of the Company as Chief Financial Officer, Operations Manager, Treasurer and Clerk effective January 31, 1998. As a result, 23,334 stock options which had not yet vested expired on January 31, 1998.

(3) All Other Compensation paid to Mr. Burns consists of $108,500 paid pursuant to a severance agreement, dated January 8, 1998, entered into between the Company and Mr. Burns. Pursuant to the terms of this agreement, Mr. Burns left the employment of the Company as its Chief Financial Officer, Operations Manager, Treasurer and Clerk effective January 31, 1998 and Mr. Burns received (i) $95,850 in severance payments, (ii) continued medical benefits for a period of nine months and (iii) $7,000 for outplacement services.

(4) Mr. Wray resigned as Vice President of Engineering effective January 13, 1999. As a result 22,501 stock options which had not yet vested expired on January 13, 1999.

(5) All Other Compensation consists of the dollar value of premiums paid by the Company with respect to term life insurance for the benefit of each Named Executive Officer in the amount of $100,000.

OPTION GRANTS

    The following table sets forth certain information regarding each stock option granted to a Named Executive Officer during fiscal 1998.

               OPTION GRANTS DURING YEAR ENDED DECEMBER 31, 1998

                                                                                                           POTENTIAL
                                                             INDIVIDUAL GRANTS                             REALIZABLE
                                         ----------------------------------------------------------     VALUE AT ASSUMED
                                                             % OF                                       ANNUAL RATES OF
                                           NUMBER OF         TOTAL                                        STOCK PRICE
                                          SECURITIES        OPTIONS                                     APPRECIATION FOR
                                          UNDERLYING      GRANTED TO       EXERCISE                      OPTION TERM(4)
                                            OPTIONS      EMPLOYEES IN        PRICE      EXPIRATION   ----------------------
NAME                                     GRANTED(#)(1)    FISCAL YEAR    ($/SHARE)(3)      DATE          5%         10%
---------------------------------------  -------------  ---------------  -------------  -----------  ----------  ----------
Angelo V. Alioto.......................       25,000            8.14%      $    7.88        2/2/08   $  124,110  $  313,230
William R. Wray........................       25,000(2)         8.14%      $    7.50       1/12/08   $  118,125  $  298,125

------------------------

(1) Mr. Alioto's options were granted pursuant to the 1997 Plan and Mr. Wray's options were granted pursuant to the 1993 Plan. All options are incentive stock options which vest in three equal annual installments commencing one year from the date of grant. All options granted to the Named Executive Officers terminate ten years after the grant date, subject to earlier termination in accordance with the 1993 and 1997 Plans and the applicable option agreement. In the event of a change in control of the Company (as defined in the 1993 and 1997 Plans), all outstanding unvested options, including those options included in this table held by Messr. Alioto, will become immediately vested, unless a provision is made for the continuation of such options pursuant to the applicable provisions of the 1993 and 1997 Plans.

(2) 16,667 of these options were forfeited when Mr. Wray left the Company effective January 13, 1999.

(3) Under the terms of the 1993 Plan, the exercise price of incentive stock options may be no less than (a) the average of the closing prices of the Common Stock for the ten consecutive trading days immediately preceding the grant date or (b) the closing price of the Common Stock for the trading day immediately preceding the grant date. Under the 1997 Plan, the exercise price of both incentive and non-qualified stock options may be no less than the closing price of the Common Stock for the trading day immediately preceding the grant date.

(4) Amounts represent hypothetical gains that could be achieved for the options if exercised at the end of the option term. Those gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration dates. Actual gains, if any, on stock options, exercises and Common Stock holdings are dependent on future performance of the Common Stock.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

    The following table provides information regarding the exercises of options by each of the Named Executive Officers during fiscal 1998. In addition, the table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 1998 and the value of "in-the-money" options as of that date. An option is "in-the-money" if the per share fair market value of the underlying stock exceeds the option exercise price per share.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                        NUMBER OF SECURITIES
                                                                             UNDERLYING           VALUE OF THE UNEXERCISED
                                             SHARES                     UNEXERCISED OPTIONS         IN-THE-MONEY OPTIONS
                                            ACQUIRED                     AT FISCAL YEAR-END       AT FISCAL YEAR-END($)(1)
                                               ON          VALUE     --------------------------  --------------------------
                  NAME                     EXERCISE(#)  REALIZED($)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
-----------------------------------------  -----------  -----------  -----------  -------------  -----------  -------------
Martin J. Reid...........................          --           --       70,000        70,000     $  83,160    $    83,160
Angelo V. Alioto.........................          --           --       27,333        56,667     $ 119,051    $   324,322
Timothy J. Burns (2).....................      69,666      185,806           --            --     $      --    $        --
William R. Wray (2)......................       2,500       12,969       12,332        22,501     $  47,037    $    75,483

------------------------

(1) The value of unexercised in-the-money options at December 31, 1998 is based on the difference between the fair market value for the Company's Common Stock of $10.563 (the closing sale price per share of the Company's Common Stock as reported on the Nasdaq National Market on December 31, 1998) and the per share option exercise price, multiplied by the number of shares of Common Stock underlying such options.

(2) All of the unexercisable options held by Mr. Burns and Mr. Wray were forfeited upon their departure from the Company effective January 31, 1998 and January 13, 1999, respectively.

EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS

    The Company has an employment agreement with Martin J. Reid. This agreement provides that Mr. Reid is to serve as President and Chief Executive Officer of the Company until November 2000 at an annual base salary of $175,000. The agreement also provides that Mr. Reid will be paid an annual bonus of up to 30% of his annual base salary if his performance and the Company's performance satisfy certain predetermined goals mutually agreed upon by Mr. Reid and the Board of Directors at the beginning of each one year period. See "Report of Compensation Committee on Executive Compensation--Annual Incentive Bonuses." In the event that Mr. Reid's employment is terminated by the Company without cause or in certain other circumstances, Mr. Reid will be paid at his then annual base salary rate for a period of 12 months following the date of such termination and he will be entitled to be paid for the cost of 12 months of health benefits. Mr. Reid may terminate his employment at any time, but will forfeit certain benefits if he does not provide the Company with at least 60 days prior written notice.

    All of the Company's employees are subject to certain confidentiality and non-competition obligations. Each employee has also agreed that all inventions, discoveries and developments which may be used in the Company's business and that are developed by such employee during his or her employment with the Company are the Company's property and the employee will assign his or her rights therein to the Company.

    In the event of a change in control of the Company (as defined in the 1993 and 1997 Plans), all outstanding unvested options will become immediately vested, unless provision is made for the continuation of such options pursuant to the applicable provisions of the 1993 and 1997 Plans.

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The Compensation Committee in 1998 consisted of Peter H. Rose, Donald McGuinness and Robert L. Gable (who was appointed to the Compensation Committee in November 1998), all non-employee, independent members of the Board of Directors. It is the responsibility of the Compensation Committee to review, approve and make recommendations on the Company's compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to the success of the Company; and further to administer stock and employee benefit plans.

BASE SALARY AND BENEFITS

    The compensation philosophy of the Company is to maintain executive base salary at a competitive level to enable the Company to attract and retain key executive and employee talent needed to accomplish the Company's goals. In determining appropriate base salary levels and other compensation elements, the Compensation Committee considers the scope of responsibility, prior experience, past accomplishments, and data obtained through participation in industry surveys, as well as by monitoring developments in key industries such as the semiconductor industry. Periodic adjustments in base salary relate to individual performance against pre-established objectives and to competitive factors. Executive officers are also entitled to participate in benefit plans generally available to employees.

ANNUAL INCENTIVE BONUSES

    The Company, along with each executive officer, establishes goals related specifically to that officer's areas of responsibility. The Compensation Committee of the Board, in its discretion, may award bonuses to executive officers, and the Company pays bonuses based on each executive officer's progress toward completing the established goals and financial performance goals for the Company. In the case of Mr. Reid, bonus awards may be granted under this broad management bonus arrangement which exceed the percentage set forth as available under his employment agreement.

STOCK OPTIONS

    The Compensation Committee believes that granting stock options on an ongoing basis provides officers with a strong economic interest in maximizing stock price appreciation over the longer term. The Company believes that the practice of granting stock options is critical to retaining and recruiting the key talent necessary at all employee levels to ensure the Company's continued success. Options are granted to all permanent employees, and particularly to key employees likely to contribute significantly to the Company. In determining the size of an option grant to an executive officer, the Company considers not only competitive factors, changes in responsibility and the executive officer's achievement of pre-established goals, but also the number and term of options previously granted to the officer. In addition, the Company usually makes a significant grant of options when an executive officer joins the Company. The Compensation Committee determines the size of option grants to executive officers.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

    Martin J. Reid was appointed to the position of President and Chief Executive Officer effective December 1, 1997 under an employment agreement which terminates on November 30, 2000. Mr. Reid is paid an annual base salary of $175,000 subject to increase from time to time by action of the Board. The agreement also provides that Mr. Reid will be paid an annual bonus of up to 30% of his annual base salary if his performance and the Company's performance satisfy certain predetermined goals mutually agreed upon by Mr. Reid and the Board of Directors at the beginning of each one year period. See "--Annual Incentive Bonuses." In the event that Mr. Reid's employment is terminated by the Company without cause or in certain other circumstances, Mr. Reid will be paid at his then annual base salary rate for a period of 12 months following the date of such termination and he will be entitled to be paid for the cost of 12 months of health benefits. Mr. Reid may terminate his employment at any time, but will forfeit certain benefits if he does not provide the Company with at least 60 days prior written notice. In addition, on December 1, 1997, Mr. Reid was granted options to purchase 140,000 shares of common stock at fair market value on the date of grant. Of the 140,000 options granted to Mr. Reid, 35,000 vested immediately and the remaining 105,000 vest in three equal annual installments commencing one year from the grant date.

    Mr. Reid's salary and bonus structure is consistent with that received by his counterparts in similar-sized companies in semiconductor--related industries and other comparable companies.

                                          THE COMPENSATION COMMITTEE:

                                          Peter H. Rose
                                          Donald F. McGuinness
                                          Robert L. Gable

                               PERFORMANCE GRAPH

    The following graph compares the annual cumulative total stockholder return (assuming reinvestment of dividends) from investing $100 on May 20, 1994 (the date of the Company's initial public offering), and plotted at the end of each fiscal year thereafter, in each of (i) the Company's Common Stock, (ii) the Nasdaq Stock Market, and (iii) the Media General Financial Services SIC Code Index 3674--Semiconductors, Related Devices--which consists of other companies in the semiconductor industry. It should be noted that the Company has not paid any dividends on the Common Stock, and no dividends are included in the representation of the Company's performance. The stock price performance on the graph below is not necessarily indicative of future price performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

  DOLLARS

                   IBIS TECHNOLOGY CORP.      SIC CODE INDEX         NASDAQ MARKET INDEX
5/20/94                          $100.00             $100.00                     $100.00
12/31/94                          $32.84             $109.51                     $101.30
12/31/95                         $141.29             $177.84                     $131.40
12/31/96                         $111.44             $286.31                     $163.29
12/31/97                         $123.58             $298.35                     $199.73
12/31/98                         $168.16             $449.20                     $281.71

RELATIVE DOLLAR VALUES

                                          5/20/94   12/31/94   12/31/95   12/31/96   12/31/97   12/31/98
                                        ---------  ---------  ---------  ---------  ---------  ---------
Ibis Technology Corporation             $  100.00  $   32.84  $  141.29  $  111.44  $  123.38  $  168.16
SIC Code Index                          $  100.00  $  109.51  $  177.84  $  286.31  $  298.35  $  449.20
Nasdaq Market Index                     $  100.00  $  101.30  $  131.40  $  163.29  $  199.73  $  281.71

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1998, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

CERTAIN TRANSACTIONS

    In 1998, the Company received from Orion Equipment, Inc. ("Orion") an aggregate of approximately $161,000 in payments under a Consulting Services Agreement (the "Consulting Agreement"). Under the terms of the Consulting Agreement, the Company provided Orion with consulting services in connection with Orion's development of non-oxygen ion implantation equipment. Geoffrey Ryding, a director of the Company, has been a director of Orion since August 1997 and President of Orion since January 1998, and Peter Rose, a director of the Company, has been a director of Orion since August 1997. Revenues under the Consulting Agreement decreased substantially since the beginning of 1998 and all work under the Consulting Agreement ceased by the end of the second quarter of 1998.

                             ELECTION OF DIRECTORS
                                (NOTICE ITEM 1)

    The Company's Restated Articles of Organization and Restated By-Laws provide for the Company's business to be managed by or under the direction of the Board of Directors. Under the Company's Restated Articles of Organization and Restated By-Laws, the number of directors is fixed from time to time by the Board of Directors. The Board of Directors currently consists of nine members, classified into three classes as follows: Donald F. McGuinness, Peter H. Rose and Lamberto Raffaelli constitute a class with a term which expires at the upcoming Meeting (the "Class II directors"), Richard Hodgson, Geoffrey Ryding and Leslie B. Lewis constitute a class with a term ending in 2000 (the "Class III directors"), and Dimitri Antoniadis, Robert L. Gable and Martin J. Reid constitute a class with a term ending in 2001 (the "Class I directors"). At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

    Pursuant to the Company's Restated Articles of Organization and Restated By-Laws, on February 4, 1999 the Board of Directors voted to (i) set the size of the Board of Directors at nine and (ii) nominate Donald F. McGuinness, Peter H. Rose and Lamberto Raffaelli (the Class II directors) for election at the Meeting for a term of three years to serve until the 2002 Annual Meeting of Stockholders, and until their respective successors have been elected and qualified. Richard Hodgson, Geoffrey Ryding and Leslie B. Lewis (the Class III directors) and Dimitri Antoniadis, Robert L. Gable and Martin J. Reid (the Class I directors) will serve until the Annual Meetings of Stockholders to be held in 2000 and 2001, respectively, and until their respective successors have been elected and qualified.

    Unless authority to vote for any of the nominees named below is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of such nominees. In the event that any nominee shall become unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in his place. The Board has no reason to believe that any nominee will be unable or unwilling to serve.

    The affirmative vote of a plurality of the shares voted affirmatively or negatively at the Meeting is required to elect each nominee as a director.

    THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF DONALD F. MCGUINNESS, PETER H. ROSE AND LAMBERTO RAFFAELLI AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                         INDEPENDENT PUBLIC ACCOUNTANTS
                                (NOTICE ITEM 2)

    The Board of Directors has appointed KPMG Peat Marwick LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 1999. The Board proposes that the Stockholders ratify this appointment. KPMG Peat Marwick LLP audited the Company's financial statements for the fiscal year ended December 31, 1998. The Company expects that representatives of KPMG Peat Marwick LLP will be present at the Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

    In the event that ratification of the appointment of KPMG Peat Marwick LLP as the independent public accountants for the Company is not obtained at the Meeting, the Board of Directors will reconsider its appointment.

    The affirmative vote of a majority of the shares voted affirmatively or negatively at the Meeting is required to ratify the appointment of the independent public accountants.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT PUBLIC ACCOUNTANTS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                                 OTHER MATTERS

    The Board of Directors knows of no other business which will be presented at the Meeting. If any other business is properly brought before the Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

                             STOCKHOLDER PROPOSALS

    To be considered for inclusion in the proxy statement relating to the Annual Meeting of Stockholders to be held in 2000, stockholder proposals must be received no later than December 10, 1999. To be considered for presentation at such meeting, although not included in the proxy statement, proposals must be received no later than March 10, 2000 and no earlier than February 11, 2000. All stockholder proposals should be marked for the attention of Clerk, Ibis Technology Corporation, 32 Cherry Hill Drive, Danvers, MA 01923.

                                 ANNUAL REPORT

    A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (other than exhibits thereto) filed with the Securities and Exchange Commission, which provides additional information about the Company, may be obtained by any stockholder without charge at their request by writing to:

        Investor Relations
       Ibis Technology Corporation
       32 Cherry Hill Drive
       Danvers, Massachusetts 01923

    WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL OUT, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

                                          By order of the Board of Directors:

                                          /s/ Debra L. Nelson

                                          Debra L. Nelson
                                          Clerk

April 9, 1999

PROXY                      IBIS TECHNOLOGY CORPORATION                     PROXY
         THIS PROXY IS BEING SOLICITED BY IBIS TECHNOLOGY CORPORATION'S
                               BOARD OF DIRECTORS

    The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated April 9, 1999 in connection with the Annual Meeting of Stockholders to be held at 10:00 a.m. (local time) on Thursday, May 13, 1999, at the offices of Ibis Technology Corporation (the "Company") at 32 Cherry Hill Drive, Danvers, Massachusetts 01923 and hereby appoints Martin J. Reid and Debra L. Nelson, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of the Company registered in the name provided herein which the undersigned is entitled to vote at the 1999 Annual Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy.

    THIS PROXY WHEN EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSAL 2.

    IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

    ELECTION OF CLASS II DIRECTORS (OR IF ANY NOMINEE IS NOT AVAILABLE FOR ELECTION, SUCH SUBSTITUTE AS THE BOARD OF DIRECTORS MAY DESIGNATE):

NOMINEES:     PETER H. ROSE     DONALD F. MCGUINNESS     LAMBERTO RAFFAELLI

    SEE REVERSE SIDE FOR PROPOSALS 1 AND 2. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes.

                                                              (SEE REVERSE SIDE)

/X/ Please mark votes as in this example.

The Board of Directors recommends a vote FOR Proposals 1 and 2.

1. Election of three (3) Class II Directors:    Peter H. Rose    Donald F.
McGuinness    Lamberto Raffaelli

  / / FOR                              / / WITHHELD

                   / / FOR ALL NOMINEES EXCEPT AS NOTED ABOVE

2. Proposal to Ratify the Appointment of KPMG Peat Marwick LLP as the Company's independent public accountants for the fiscal year ending December 31, 1999.

  / / FOR                 / / AGAINST                / / ABSTAIN

                                                Please sign exactly as name(s)
                                                appears hereon. Joint owners
                                                should each sign. When signing
                                                as attorney, executor,
                                                administrator, trustee or
                                                guardian, please give full title
                                                as such.
                                                ________________________________
                                                Signature                   Date
                                                ________________________________
                                                Signature                   Date